PROSPECTUS and				PRICING SUPPLEMENT NO. 38
PROSPECTUS SUPPLEMENT, each		effective at 11:00 AM ET
Dated June 18, 1997			Dated October 15, 1998
CUSIP: 24422EKF5				Commission File No.: 333-10561
Filed pursuant to Rule 424(b)(3)

                        U.S. $682,850,000
JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES C
    due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				20 October 1998

Maturity Date:					20 October 2000

Principal Amount:					$35,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					3 Month

Spread:						Plus 35 Basis Points

Initial Interest Determination Date:	16 October 1998

Day Count Convention:				Actual/360

Interest Reset Dates:			      Quarterly on the
							20th of January, April,
							July, and October,
commencing on the
date of issue.

Interest Determination Dates:			Two London Banking Days
preceding such Interest
Reset Dates

Interest Payment Dates:				Quarterly on the
							20th of January, April,
July, and October and
at Maturity; commencing
on 20 January 1999.

Redemption Provisions:				None

Plan of Distribution:				Merrill Lynch & Co.
has purchased the Senior Notes
as principal at a purchase
price of 99.90467% of the
aggregate principal amount
of the Senior Notes.


Merrill Lynch & Co.